As Filed with the Securities and Exchange Commission on August 30, 2002

                                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GENERAL COMMUNICATION, INC.
               (Exact name of issuer as specified in its Charter)

            ALASKA                                               92-0072737
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
               (Address of Principal Executive Offices) (zip code)

                           GENERAL COMMUNICATION, INC.
                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN
                            (Full title of the plan)

                                 John M. Lowber
                           General Communication, Inc.
          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
                     (Name and address of agent for service)
                                  907.265.5600
          (Telephone number, including area code, of agent for service)

                            Copy to: Julius J. Brecht
         Wohlforth, Vassar, Johnson & Brecht, A Professional Corporation
             900 West 5th Avenue, Suite 600, Anchorage, Alaska 99501
                                  907.276.6401

                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                   Proposed
 Title of Each Class of                             Maximum              Proposed Maximum           Amount of
    Securities to be           Amount To         Offering Price         Aggregate Offering        Registration
       Registered            Be Registered        Per Share (1)               Price                    Fee
-------------------------- ------------------ -------------------- ----------------------------- ----------------
General Communication,
Inc. Class A Common Stock      2,000,000           $3.35                   $6,700,000                $616.40
=================================================================================================================

--------------
1 Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of $3.70 per share and $3.00 per share, respectively, for the Class A common stock, i.e., an average of $3.35 per share, which will be the subject of the options under the Plan, as quoted on the Nasdaq Stock Market on August 27, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The contents of the initial Registration Statement pertaining to the General Communication, Inc. Amended and Restated 1986 Stock Option Plan filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60222), the post-effective amendment no. 1 filed with the Commission on Form S-8 POS on August 24, 1995 (Registration No. 333-8758), the post effective amendment no. 2 filed with the Commission on Form S-8 POS on February 20, 1998 (Registration No. 333-8762), the Registration Statement for the plan filed with the Commission on Form S-8 on September 23, 1999 (Registration No. 333-87639), the Registration Statement for the plan filed with the Commission on Form S-8 on April 30, 2001 (Registration No. 333-59796), and the Company's annual report on Form 10-K for the year ended December 31, 2001, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2001, and the description of the Company's common stock as contained in the Form 10, as amended, filed pursuant to that act are incorporated by reference into this Registration Statement. Required opinions, consents, and signatures are included in this amendment.

Item 2.  Registrant Information and Employee Plan Annual Information

         See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         See Item 1.

Item 4.  Description of Securities

         See Item 1.

Item 5.  Interests of Named Experts and Counsel

         See Item 1.



Registration Statement (S-8)                                              Page 2
GCI Stock Option Plan

Item 6.  Indemnification of Directors and Officers

         See Item 1.

Item 7.  Exemption from Registration Claimed

         See Item 1.

Item 8.  Exhibits

         See Exhibit Index and exhibits at the end of this Registration
         Statement.

Item 9.  Undertakings

         The Company hereby undertakes each and every one of the following:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (adopted pursuant to the Securities Act of 1933, as amended) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic


Registration Statement (S-8)                                              Page 3
GCI Stock Option Plan
                           reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) To agree that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) To agree that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) To disclose, in so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable; and in the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, to submit, unless in the opinion of its counsel the matter has been settled by controlling precedent, to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in that act and to be governed by the final adjudication of that issue.


Registration Statement (S-8)                                              Page 4
GCI Stock Option Plan

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on August 14, 2002.

                           GENERAL COMMUNICATION, INC.
                           (Registrant)



By:   /s/                                   By:   /s/
      Ronald A. Duncan                            John M. Lowber
      President & Chief                           Senior Vice President &
      Executive Officer                           Chief Financial Officer
      (Principal Executive Officer)               (Principal Financial Officer)



                                             By:  /s/
                                                  Alfred J. Walker
                                                  Vice President &
                                                  Chief Accounting Officer
                                                  (Principal Accounting Officer)


Registration Statement (S-8)                                              Page 5
GCI Stock Option Plan

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



    /s/                                                          8/14/02
Ronald A. Duncan                                                 Date
President, Chief Executive Officer and Director
(Principal Executive Officer)


    /s/                                                          8/16/02
Donne F. Fisher                                                  Date
Chairman of the Board and Director


    /s/                                                          ----
Robert M. Walp                                                   Date
Vice Chairman of the Board and Director



Ronald R. Beaumont, Director                                     Date



Stephen M. Brett, Director                                       Date


    /s/                                                          ----
William P. Glasgow, Director                                     Date


    /s/                                                          ----
Stephen R. Mooney, Director                                      Date


    /s/                                                          8/16/02
Carter F. Page, Director                                         Date


    /s/                                                          8/22/02
James M. Schneider, Director                                     Date



Registration Statement (S-8)                                              Page 6
GCI Stock Option Plan

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated, effective for the Plan as of August 22, 2002.

GENERAL COMMUNICATION, INC. AMENDED AND RESTATED 1986 STOCK OPTION PLAN

By:   Option Committee




Stephen M. Brett                                                 Date


    /s/                                                          8/16/02
Donne F. Fisher                                                  Date


    /s/                                                          ----
William P. Glasgow                                               Date


    /s/                                                          8/16/02
Carter F. Page                                                   Date


    /s/                                                          8/22/02
James M. Schneider                                               Date


Registration Statement (S-8)                                              Page 7
GCI Stock Option Plan

                                         SECURITIES AND EXCHANGE COMMISSION

                                               Washington, D.C. 20549













                                                     EXHIBITS TO



                                           FORM S-8 REGISTRATION STATEMENT

                                          UNDER THE SECURITIES ACT OF 1933

                                         FOR THE GENERAL COMMUNICATION, INC.

                                     AMENDED AND RESTATED 1986 STOCK OPTION PLAN





















Registration Statement (S-8)                                              Page 8
GCI Stock Option Plan

                                  EXHIBIT INDEX


Exhibit No.                       Description

4 Instruments defining rights of security holders, including indentures

4.1 Copy of the General Communication, Inc. Amendment No. 1 dated as of June 7, 2002, to the Amended and Restated 1986 Stock Option Plan

4.2 Resolutions of Board of Directors of the Company adopted at its meetings of November 29, 2001 and February 7, 2002 approving certain amendments to the Plan, including increasing the number of shares allocated to the Plan by 2,000,000 shares of Class A common stock

4.3 Resolution of shareholders of the Company adopted at their June 6, 2002 meeting approving several amendments to the Plan recommended by the board of directors, including increasing the number of shares allocated to the Plan by 2,000,000 shares of Class A common stock and otherwise amending the Plan to provide for an upper limit of 500,000 shares per year on the number of shares that may be granted to a participant in the Plan

5             Opinion re legality

5.1           Legal Opinion on Legality of Options and Shares dated August 1,
              2002

15            None

23            Consents of experts and counsel

23.1          Consent of Wohlforth, Vassar, Johnson & Brecht, A Professional
              Corporation

23.2          Consent of Harris, Mericle & Wakayama, P.L.L.C.

23.3          Consent of Independent Auditors

24            None

99            None



Registration Statement (S-8)                                              Page 9
GCI Stock Option Plan